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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement of Diversified Investors Variable Funds on Form N-4 of our report dated February 26, 2004, relating to the financial statements and financial highlights of Diversified Investors Variable Funds, Diversified Investors Strategic Variable Funds and Diversified Investors Portfolios, which appear in the 2003 Annual Report of Diversified Investors Variable Funds and Diversified Investors Strategic Variable Funds. We also consent to the references to us under the captions "Financial Information" and "Independent Accountants" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP



New York, New York
April 23, 2004

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Independent Accountants" in both the Prospectus and Statement of Additional Information, and to the use of our report dated February 13, 2004, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 22 to the Registration Statement (Form N-4 No. 33-73734) and related Prospectus of Diversified Investors Variable Funds.



                                   /s/ Ernst & Young



Des Moines, Iowa
April 27, 2004